PFT Putnam ShortTerm Municipal Income Fund and Putnam IntermediateTerm Municipal Income Fund Period ending 5/31/16 Incorporations By Reference
1. Amendment to Amended and Restated Bylaws dated as of April 22, 2016 Incorporated by reference to PostEffective Amendment No. 236 to the Registrants Registration Statement filed on June 27, 2016.